EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

           Subsidiary                Ownership           State of Incorporation
           ----------                ---------           ----------------------

Flatbush Federal Savings and Loan      100%                       Federal
   Association